SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE MONY GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The MONY Group Inc. issued the following press release on May 5, 2004.

MONY GROUP URGES STOCKHOLDERS TO VOTE ‘FOR’ THE PROPOSED AXA FINANCIAL MERGER

Special Meeting of Stockholders To Be Held On Tuesday, May 18, 2004

NEW YORK, May 5, 2004—The MONY Group Inc. (NYSE: MNY) today reminded stockholders that the special meeting to vote on the proposed merger with AXA Financial is less than two weeks away. MONY stockholders of record are urged to vote “FOR” the $31.00 per share in cash from AXA Financial, plus approximately $0.33 to $0.35 in dividends from MONY.

Michael I. Roth, chairman and CEO, The MONY Group said, “We are pleased that we have been able to focus our retail solicitation efforts on stockholders who have either not yet voted in favor of the merger or revoked originally submitted ‘FOR’ votes, in many cases after receiving the proxy card Highfields unlawfully distributed. We urge all MONY stockholders of record to vote ‘FOR’ the proposed merger with AXA Financial on or before May 18.”

About The MONY Group

The MONY Group Inc. (NYSE: MNY), with over $60 billion in assets under management and administration, is a financial services firm that manages a portfolio of member companies. These companies include MONY Life Insurance Company, The Advest Group, Inc., Enterprise Capital Management Inc., Matrix Capital Markets Group, Inc., Lebenthal, a division of Advest, Inc., and U.S. Financial Life Insurance Company. These companies manufacture and distribute protection, asset accumulation and retail brokerage products and services to individuals, corporations and institutions through advisory and wholesale distribution channels. Additional Company information is available at www.mony.com.

Important Legal Information

MONY has filed a revised definitive proxy statement and MONY intends to file other documents regarding the proposed acquisition of MONY by AXA Financial with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of MONY are urged to read the revised proxy statement regarding the acquisition, carefully in its entirety, because it contains important information about the proposed transaction. A revised definitive proxy statement has been sent to the stockholders of MONY seeking their approval of the transaction. Investors and security holders may obtain free copies of the revised definitive proxy statement, and other documents filed with, or furnished to, the SEC by AXA Financial and MONY at the SEC’s website at www.sec.gov. The revised definitive proxy statement and other documents may also be obtained for free from MONY and AXA Financial by writing to Shareholder Services, MONY, 1740 Broadway, New York, NY 10019; Attn. John MacLane (jmaclane@mony.com), or to AXA Financial, 1290 Avenue of the Americas, New York, NY 10104, Attn. Robert Walsh (Robert.Walsh@axa-financial.com).

CONTACTS:

Media: Mary Taylor, 212-708-2250

Investors: Jay Davis, 212-708-2917